EXHIBIT 10.22

FIRST AMENDMENT TO Phase 1 FACILITIES FUNDING AND ACQUISITION AGREEMENT

This FIRST AMENDMENT TO PHASE 1 FACILITIES FUNDING AND ACQUISITION AGREEMENT (“First Amendment”) is made and entered into this 13th day of September, 2024, by and between SKY RANCH COMMUNITY AUTHORITY BOARD, a political subdivision and public corporation of the State of Colorado formed pursuant to Sections 29-1-203 and 203.5, C.R.S. (the “CAB”) and PURE CYCLE CORPORATION, a Colorado corporation (the “Developer”) (collectively, the “Parties”).

RECITALS

The CAB and the Developer entered into that certain Facilities Funding and Acquisition Agreement, dated September 18, 2018, and effective as of November 13, 2017, (the “Agreement”), whereby the Developer agreed to advance funds to the CAB for capital expenses.

The CAB and the Developer desire to amend the Agreement to change the title of the Agreement and to amend certain provisions of the Agreement pertaining to the Shortfall Amount and Payment of the Shortfall Amount.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements of the Parties contained herein, the Parties agree as follows:

covenants and agreements

All terms which are not defined in this First Amendment shall have the same meaning as set forth in the Agreement.

Amendment to Title of the Agreement.  The title of the Agreement is hereby deleted in its entirety and substituted in lieu thereof shall be the following: Phase 1 Facilities Funding and Acquisition Agreement.

Amendment to Section 2.2 of the Agreement.  Section 2.2 of the Agreement is hereby deleted in its entirety, and substituted in lieu thereof shall be the following:

2.2Acknowledgement of Anticipated Shortfall.  Developer acknowledges that in connection with the construction of the Improvements the CAB will incur Construction Related Expenses in reliance upon the Developer’s commitments herein to provide funding.  The total cost to complete construction of the Improvements, including contingencies, is Thirty-Two Million Dollars ($32,000,000) (the “Shortfall Amount”).

Amendment to Section 2.3 of the Agreement.  Section 2.3 of the Agreement is hereby deleted in its entirety, and substituted in lieu thereof shall be the following:

2.3Payment of Shortfall.  The Developer shall advance funds necessary to fund the Construction Related Expenses incurred by the CAB on a periodic basis as needed for the fiscal years 2018 through 2026 of the CAB, up to the Shortfall Amount. The CAB shall, from time to time, provide written notice to the Developer that an advance of all or part of the Shortfall Amount is required. The Developer shall make an advance of funds to the CAB within fifteen (15) days of receipt from the CAB of any such written notice that an advance of funds is required (each, a “Developer Advance”).

Except as expressly set forth in this First Amendment, all provisions of the Agreement remain unchanged and in full force and effect, valid and binding on the parties thereto.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO FIRST AMENDMENT TO Phase 1 FACILITIES FUNDING AND ACQUISITION AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the day and year first set forth above.

SKY RANCH COMMUNITY AUTHORITY BOARD, a political subdivision and public corporation of the State of Colorado formed pursuant to Sections 29-1-203 and 203.5, C.R.S.

By:	/s/ Mark Harding
President

Attest:

/s/ Scott E. Lehman
Secretary or Assistant Secretary

PURE CYCLE CORPORATION, a Colorado corporation

By:	/s/ Mark Harding
Title:	President